Exhibit 4

                          PLEDGE AND SECURITY AGREEMENT
                      (BANK AS LENDER/PARTNERSHIP PLEDGOR)


     This Pledge and Security Agreement (this "Agreement") is made as of the 5th day of February, 1997, by and among Cahill, Warnock Strategic Partners Fund, L.P., a Delaware limited partnership, as pledgor ("Pledgor"), Wilmington Trust Company, a Delaware banking corporation, as lender ("Secured Party"), and Wilmington Trust Company, a Delaware banking corporation, as financial intermediary ("Financial Intermediary").

                                   WITNESSETH:

     WHEREAS, Pledgor has executed and delivered to Secured Party its Promissory Note and Loan Agreement in the principal amount of $8,000,000 (the "Note") to evidence a loan in the form of a revolving line of credit (the "Loan") made to Pledgor by Secured Party; and

     WHEREAS, Pledgor maintains a Pledged Account (as hereinafter defined) with Financial Intermediary that contains Securities (as hereinafter defined), which Account and Securities Pledgor desires to pledge to Secured Party and in which Pledgor desires to grant to Secured Party a first priority perfected security interest to secure Pledgor's obligations in connection with the Loan; and

     WHEREAS, to induce Secured Party to make the Loan, Pledgor has agreed to execute and deliver to Secured Party this Agreement.

     NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Pledgor, Secured Party and Financial Intermediary hereby agree as follows:

     SECTION 1. PLEDGE OF SECURITY. To secure the payment and performance of the Obligations (as defined in Section 2 hereof), Pledgor hereby pledges, grants and assigns to Secured Party a lien in and first priority perfected security interest against all of Pledgor's right, title and interest in and to (i) a custody/investment agency account in the name of Pledgor with Financial Intermediary and further identified by Financial Intermediary as Account Number 36054-1 (the "Pledged Account"), (ii) any and all now owned or hereafter acquired cash, securities, instruments or other property of any kind whatsoever which are included now or at any time hereafter in the Pledged Account (jointly and severally, the "Securities") including, without limitation, the Securities now held in the Pledged Account and listed on Exhibit A attached hereto and incorporated herein, (iii) all interest, dividends and income of any kind now or hereafter derived from any property in the Pledged Account, and (iv) any and all proceeds (as defined in Section 9-306 of the Uniform Commercial Code as in effect in the State of Delaware (the "UCC")) of all the foregoing (items
(i)-(iv) being hereinafter referred to as the "Collateral").

     SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement is made for the benefit of Secured Party to secure (i) the payment of the principal of and interest on the Note from time to time (including, without limitation, interest accruing after the date of any filing by Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to Pledgor), (ii) the payment of any indebtedness or obligations of Pledgor relating to any guaranty in connection with the Loan or this Agreement, (iii) the payment of all other indebtedness and obligations relating to the Loan (including, without limitation, the payment of any taxes, assessments or fees referred to in the Note, this Agreement or any other documents relating to the
Loan), including any extensions, replacements, modifications, substitutions, amendments and renewals thereof made in accordance with the terms thereof (the obligations referred to in clauses (i), (ii) and (iii) hereof being referred to jointly and severally herein as the "Obligations").







     SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR. Pledgor hereby represents, warrants and covenants as follows:

         (a)  Pledgor  is  organized  under the laws of the  State of  Delaware;
Pledgor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the general partner of Pledgor is Cahill, Warnock Strategic Partners, L.P., a Delaware limited partnership, the general partners of which are Edward L. Cahill and David L. Warnock; and Pledgor shall not change the General Partner of Pledgor without prior written notice to Secured Party.

         (b) Pledgor is the sole legal and beneficial owner of the Collateral, including, without limitation, the Securities.

         (c) Pledgor has not sold, assigned, pledged, created a lien or security interest in, or otherwise transferred any interest in, the Collateral to any other person or entity, and without Secured Party's prior written consent, Pledgor will not sell, assign, transfer, convey grant a lien or security interest in or otherwise dispose of all, or any portion of, the Collateral, including, without limitation, the Securities, except in accordance with the provisions of Section 4 hereof.

         (d) Unless otherwise agreed to in writing by Secured Party, the Securities shall comply with the criteria specified in Exhibit A at all times that any amounts are due and unpaid to Secured Party under the Note. In addition, Pledgor shall direct all limited partners of Pledgor to deliver capital contributions to the Pledged Account. Pursuant to Pledgor's Limited Partnership Agreement, capital contributions are expected to be funded in cash within 30 days of each capital call. No Collateral (including, without limitation, cash) will be removed from the Pledged Account until any then outstanding principal balance and any accrued and unpaid interest on the Note is paid in full.

         (e) Pledgor shall furnish or cause to be furnished to Secured Party, from time to time, such additional information and copies of such documents relating to this Agreement, the Collateral, and Pledgor's financial condition as Secured Party may reasonably request.

         (f) Pledgor shall, upon the request of Secured Party or Financial Intermediary, furnish to Secured Party or Financial Intermediary, such further information, execute and deliver to Secured Party or Financial Intermediary such other documents evidencing that all right, title and interest of Pledgor in the Collateral have been pledged and assigned to Secured Party, and do such other acts and things, all as Secured Party or Financial Intermediary may at any time reasonably request relating to the perfection or protection of Secured Party's interests created by this Agreement or for the purpose of carrying out the intent of this Agreement.

         (g) All compensation, charges, fees, taxes, costs, and expenses relating to the Pledged Account, Collateral or this Agreement shall be paid by Pledgor, and Secured Party shall have no responsibility for such amounts nor shall any such amounts be deductible from the Collateral, except as otherwise provided or permitted in Section 6(m) hereof.

         (h) Pledgor agrees to pay promptly when due all taxes, assessments or governmental charges with respect to the Collateral.

         (i) Pledgor shall cause, as a precautionary measure, a financing statement to be duly filed with the office of the Secretary of State of the State of Delaware (Uniform Commercial Code Division) and such other filing offices as reasonably requested by Secured Party with respect to the Collateral, and shall provide satisfactory evidence of such filing(s) to Secured Party. The financing statement shall cover all of Pledgor's interest in the Collateral.









         (j) Financial Intermediary and Secured Party shall have no liability to Pledgor for, and Pledgor hereby absolutely, unconditionally and irrevocably waive any and all charges, damages, taxes or claims of any kind or nature whatsoever with respect to the selection of Collateral for liquidation or the order of liquidation of the Collateral.

         SECTION 4. INSTRUCTIONS TO FINANCIAL INTERMEDIARY.

         (a) Pledgor hereby authorizes and instructs Financial Intermediary from the date of this Agreement not to permit Pledgor or any other party to receive any payments, proceeds or other distributions (whether of money or property) from the Collateral without the express written permission of Secured Party; provided, however, that such permission shall not be required so long as no amounts are then due and unpaid to Secured Party under the Note. Notwithstanding the foregoing, prior to the written notice to Financial Intermediary from Secured Party of an Event of Default (as hereinafter defined), except as provided herein, Pledgor may retain all rights and privileges of ownership of the Securities (i.e., voting) and Secured Party authorizes Financial Intermediary to distribute the interest and dividends earned on the Securities to Pledgor, provided that upon notification from Secured Party to Financial Intermediary that an Event of Default has occurred, Financial Intermediary shall cease distributing interest or dividends earned on the Securities to Pledgor and, if instructed by Secured Party, Financial Intermediary shall distribute such interest and dividends to Secured Party.

         (b) Secured Party hereby authorizes Financial Intermediary to follow instructions provided by or on behalf of Pledgor with respect to the reinvestment, sale or other disposition of the Collateral; provided that Pledgor hereby agrees that all Collateral in the Pledged Account, including, without limitation, all proceeds of any sale or disposition thereof in the Pledged Account, shall be invested in securities satisfying the criteria identified on Exhibit A attached hereto and made part hereof (as modified from time to time with the written agreement of the Secured Party) at all times that any amounts are due and unpaid to Secured Party under the Note. Pledgor agrees to notify any investment manager of the investment restrictions for the Pledged Account and Collateral, and Pledgor agrees to remain liable for the failure of any investment manager to comply with the investment guidelines.

         (c) Pledgor instructs Financial Intermediary to provide written confirmation on the date hereof that all of Pledgor's right, title and interest in the Collateral, including the Pledged Account and the Securities, have been pledged and assigned to Secured Party.

         (d) Pledgor agrees that, if an Event of Default occurs, Secured Party is authorized and empowered to direct Financial Intermediary to liquidate the Collateral then held in the Pledged Account and remit the proceeds to Secured Party to be applied in the priority set forth in Section 9 below. Pledgor agrees that Financial Intermediary shall have no duty to make any inquiry upon being notified in writing by Secured Party that an Event of Default has occurred and Financial Intermediary shall have no liability for thereafter acting upon Secured Party's instructions. Neither Financial Intermediary nor Secured Party shall have any liability to Pledgor for, and Pledgor hereby absolutely, unconditionally and irrevocably waives, any and all charges, damages, taxes or claims of any kind or nature whatsoever with respect the selection of Securities for liquidation or the order of liquidation of Securities constituting the Collateral.

         SECTION 5. DELIVERY OF COLLATERAL TO FINANCIAL INTERMEDIARY. The Collateral shall be held in the possession of Financial Intermediary on behalf of, and as agent and bailee for, Secured Party in the Pledged Account. Financial Intermediary hereby agrees and certifies that all of the Collateral is, by book entry or otherwise, identified by Financial Intermediary as belonging to (i.e., subject to a security interest in favor of) Secured Party. In furtherance of the foregoing, Financial Intermediary, by its execution and delivery of this Agreement, shall be deemed to have confirmed and to have sent confirmation to Secured Party of the transfer of the security interest in the Collateral to Secured Party and by book entry or otherwise identified all such Collateral as belonging to Secured Party.






         SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF FINANCIAL INTERMEDIARY. Financial Intermediary represents, warrants and covenants to and with Pledgor and Secured Party that:

         (a) It is a "Financial  Intermediary"  within the meaning of 6 Del. C.,
Section 8-313.

         (b) It has notification of Secured Party's security interest in the Collateral, but no notice or knowledge of any adverse claim or liens against any of the Collateral (including, without limitation, purchase money liens, federal tax liens or liens arising under the Employee Retirement Income Security Act of 1974, as amended).

         (c) It has full power and authority to execute, deliver and perform its obligations under this Agreement.

         (d) This Agreement has been duly authorized, executed and delivered by it, and is enforceable against it.

         (e) It shall send copies of all correspondence, statements and information relating to the Collateral, including the Pledged Account, to Secured Party at the same time it sends any such correspondence, statements and information to Pledgor.

         (f) Except as otherwise provided in Section 4 hereof, it shall not purchase, sell or otherwise dispose of any of the Collateral, without the prior written consent of Secured Party.

         (g) Except as otherwise provided in Section 4 hereof, it shall not make any distribution or payment of any kind arising out of the Pledged Account to Pledgor or any other person or entity, without the prior written consent of Secured Party. Financial Intermediary agrees that, upon receipt of written notice by Secured Party that an Event of Default has occurred, Financial
Intermediary shall at the direction of Secured Party proceed to sell or otherwise liquidate the Collateral and remit the proceeds to Secured Party and send all distributions of interest and dividend income earned on the Collateral to Secured Party.

         (h) Its books and records shall reflect that Pledgor has transferred its interest in the Collateral to Secured Party.

         (i) It shall make appropriate entries on its books and records to evidence, and hereby acknowledges, that all Collateral being held by Financial Intermediary is being held as agent of and bailee for the benefit of Secured Party.

         (j) That all Collateral in the Pledged Account, will be held (i) by Financial Intermediary in a Financial Intermediary designated account, or (ii) by Financial Intermediary with The Depository Trust Company ("DTC") in New York, New York, the Federal Reserve Bank of Philadelphia, in another registered clearing corporation, or (iii) in an account in the name of Financial Intermediary maintained with an agent bank in New York (collectively or individually, a "Clearing Corporation").

         (k) With respect to all Securities carried in the account of Financial Intermediary with a Clearing Corporation, Financial Intermediary has received from such Clearing Corporation confirmation of such Clearing Corporation holding all such Securities for the account of Financial Intermediary.

         (l) The certifications as set forth above are based on the current operating procedures of Financial Intermediary in accordance with the laws and regulations currently in effect.







         (m) It hereby absolutely, unconditionally, and irrevocably subordinates any and all claims, liens, pledges, security interests, encumbrances, demands, set-offs or charges of any kind or nature whatsoever with respect to the Collateral to the interest of Secured Party.

         SECTION 7. EVENTS OF DEFAULT. Notwithstanding anything contained in this Agreement to the contrary, an event of default shall occur under this Agreement (an "Event of Default") upon the occurrence of a default, after the expiration of any applicable grace period, under the Note, or the breach by Pledgor of any representation, warranty or covenant contained in this Agreement as determined by Secured Party, or the failure by Pledgor to perform any obligation under this Agreement as determined by Secured Party, and such breach or failure continues for fifteen (15) business days after written notice to Pledgor that Secured Party considers such breach or failure to be a default.

         SECTION 8. REMEDIES ON DEFAULT. Upon the occurrence of any Event of Default, Secured Party shall have all of the rights and remedies under this Agreement, including the remedy set forth in Section 4 hereof to liquidate the Collateral held in the Pledged Account and cause Financial Intermediary to remit the proceeds so generated to Secured Party and, to the extent that such proceeds remitted to Secured Party do not equal the Obligations, Pledgor hereby waives and relinquishes, to the maximum extent permitted by law, any and all rights to claim that Secured Party may not proceed against them for any deficiency. Upon the occurrence of any Event of Default, in addition to all rights of Secured Party under this Agreement, Secured Party shall have all rights and remedies of a secured party under the UCC and under any applicable law, as the same may from time to time be in effect. Among other things, Secured Party may sell the Collateral under any applicable Uniform Commercial Code and apply the proceeds in the manner set forth in Section 9.

         SECTION 9. APPLICATION OF PROCEEDS OF SALE OF COLLATERAL. The proceeds of any disposition of all, or any part of, the Collateral shall be applied by Secured Party as follows:

         FIRST: To the payment of all costs and expenses incurred by Secured Party in order to obtain such proceeds or monies, including but not limited to all court costs and the reasonable fees and disbursements of counsel for Secured Party, and to the repayment of all advances made by Secured Party hereunder for the account of Pledgor;

         SECOND: To the payment in full or reduction of interest that is due Secured Party in connection with the Obligations;

         THIRD:   To  the  payment  in  full  or  reduction  of  any   remaining
undischarged principal obligations due Secured Party in connection with the Obligations;

         FOURTH:   To  the  payment  in  full  or  reduction  of  any  remaining undischarged  obligations due Secured Party in connection with the  Obligations;
and

         FIFTH: Any excess of such proceeds not needed to pay Secured Party the amounts described in paragraphs First, Second, Third and Fourth above shall be paid over to Pledgor or as any court of competent jurisdiction shall order.

         SECTION 10. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby constitutes and appoints Secured Party the Attorney-in-Fact of Pledgor for the purpose of carrying out the provisions of this Agreement and to take any action and executing any instrument which Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Secured Party shall have the right, after the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Secured Party's name or in the name of Pledgor, to settle, compromise, prosecute or defend any action, claim or proceeding with respect to the









Collateral and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating Secured Party to make any inquiry as to the nature of sufficiency of any payment received by it, to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof of the monies due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Pledgor or to any claim or action against Secured Party.

         SECTION 11. TERMINATION. This Agreement and the liens and security interest created hereunder shall terminate when Secured Party gives Pledgor and Financial Intermediary written notice that all of the Obligations relating to the Loan have been indefeasibly paid in full and when Secured Party has no further obligation to extend credit under the Note, at which time Secured Party shall execute and deliver to Pledgor all documents which Pledgor shall reasonably request to evidence termination of such security interest provided, however, that all indemnities of Pledgor contained in this Agreement shall survive termination of this Agreement.

         SECTION 12. INDEMNITY AND EXPENSES. Pledgor agrees to indemnify Secured Party and Financial Intermediary from and against any and all claims, losses and liabilities growing out of or resulting from the failure of Pledgor to comply with the terms and conditions of this Agreement (including, without limitation, enforcement of, this Agreement, the Note and any other documents relating to the Loan and all claims and demands of all persons at any time claiming the Collateral or any interest therein), except claims, losses or liabilities resulting from Secured Party's or Financial Intermediary's gross negligence or willful misconduct. Pledgor agrees to pay on demand all out-of-pocket expenses (including the reasonable fees and expenses of Secured Party's and Financial Intermediary's counsel, experts and agents) in any way relating to the enforcement or protection of the rights of Secured Party or Financial Intermediary hereunder.

         SECTION 13. MISCELLANEOUS PROVISIONS.

          (a) Notices. All notices given pursuant to any provision of this Agreement shall be in writing and hand delivered, with a receipt being obtained therefor, or sent by United States registered or certified mail, return receipt requested, postage prepaid, or by Federal Express or other overnight courier service, or via telecopier, at the following addresses or such other addresses as to which the parties hereto may be notified in writing from time to time:

               Pledgor:

               Cahill, Warnock Strategic Partners Fund, L.P.
               Attention:  David L. Warnock
               1 South Street, Suite 2150
               Baltimore, Maryland  21202

               Secured Party:
               Wilmington Trust Company
               Attention:  Gloria Diodato, Commercial Loan
               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware  19890-0001

               Financial Intermediary:

               Wilmington Trust Company
               Attention: Corporate Custody







               Rodney Square North
               1100 North Market Street
               Wilmington, Delaware  19890-0001

All such notices shall be deemed to have been given when received (if hand delivered or telecopied) or two (2) days after deposit in the mails (if mailed) or the next business day (if sent by Federal Express or other overnight courier service); provided that any notice to Financial Intermediary shall be effective only upon receipt.

         (b) AMENDMENTS. All amendments and modifications of this Agreement must be in writing and signed by the party against whom the same is sought to be enforced.

         (c) SEVERABILITY. If any term or provision of this Agreement or the application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision, shall be valid and may be enforced to the fullest extent permitted by law.

         (d) NO DUTY TO PRESERVE COLLATERAL. Except as required by applicable law, Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral or in any security therefore against any other party, which obligation Pledgor hereby assumes.

         (e) ASSIGNMENT. This Agreement, including the covenants and agreements contained herein, shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

         (f) NO WAIVER; CUMULATIVE RIGHTS. To the extent permitted by applicable law, no failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive, and may be exercised by Secured Party from time to time.

         (g) EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterpart shall together constitute but one and the same instrument.

         (h) CONFLICTS OF INTEREST ACKNOWLEDGMENT. Pledgor acknowledges that Secured Party and Financial Intermediary are the same corporate entity and waives any conflict of interest which may exist as a result. Pledgor agrees that Wilmington Trust Company, in its capacity as Financial Intermediary, is not charged with any special knowledge arising from its role as Secured Party nor is Wilmington Trust Company, in either capacity, under a duty to inquire of, or inform, its various departments and divisions supporting its various roles in this transaction regarding any aspect of the transaction set forth in this Agreement. In addition, Pledgor acknowledges that Wilmington Trust Company may be designated from time to time by Pledgor to act as investment manager on behalf of Pledgor, and if so designated, Pledgor hereby waives any and all claims of conflict of interest for Wilmington Trust Company to serve in such capacity.

         SECTION 14. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware; provided, however, that with respect to Collateral, if any, located in the State of New York, the laws of the State of New York shall govern the perfection and priority of security interests in such Collateral. To induce Secured Party to enter into this Agreement and to induce Secured Party to make the Loan, Pledgor hereby irrevocably agrees that, to the extent permitted by applicable law, subject to Secured Party's sole and absolute election, all actions or proceedings that arise out of or in connection with this Agreement shall be litigated in courts within the State of Delaware. Pledgor hereby consents to personal jurisdiction in any state or federal court located within the State of Delaware. To the extent permitted under applicable law, Pledgor hereby waives any right it may have to transfer or change the venue of any litigation between Pledgor and Secured Party in accordance with this paragraph.

         EACH OF PLEDGOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

         The provisions of this Section 14 are a material inducement for Secured Party's entering into the Loan and the transactions contemplated herein. Pledgor hereby acknowledges that it has reviewed the provisions of this Section 14 with its independent counsel.

         IN WITNESS WHEREOF, Pledgor, Secured Party and Financial Intermediary intending to be legally bound hereby, have duly executed this Agreement under seal and caused it to be dated the day and year first above written.

[Seal]                          CAHILL, WARNOCK STRATEGIC
                                PARTNERS FUND, L.P., as Pledgor,
                                   by its sole General Partner,
                                   Cahill, Warnock Strategic Partners, L.P., by its General Partners


Witness: /s/ Gary Merwitz       /s/ Edward L. Cahill
         ------------------     ---------------------------------
                                Edward L. Cahill, General Partner


Witness: /s/ Gary Merwitz       /s/ David L. Warnock
         ------------------     ---------------------------------
                                David L. Warnock, General Partner



[SEAL]                             WILMINGTON TRUST COMPANY,
                                      as Secured Party


Attest: /s/ Gloria Z. Diodato      By: /s/ Douglas J. Cornforth
        ---------------------          --------------------------
Title: Senior Banking Officer          Title: Vice President


[SEAL]                             WILMINGTON TRUST COMPANY,
                                      as Financial Intermediary


Attest: /s/ Gloria Z. Diodato      By: /s/ David B. Young
        ---------------------          --------------------------
Title: Senior Banking Officer          Title: Senior Financial Services Officer




                EXHIBIT A TO PLEDGE AND SECURITY AGREEMENT AMONG
           CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., AS PLEDGOR,
                   WILMINGTON TRUST COMPANY, AS SECURED PARTY,
             AND WILMINGTON TRUST COMPANY, AS FINANCIAL INTERMEDIARY


                           LIST OF INITIAL SECURITIES

Initially, no assets will be held in the Pledged Account.



                             CRITERIA FOR SECURITIES
                              (TYPE, RATING, ETC.)

The Pledged Account (account number 36054--1) will be the repository for the limited partners' cash contributions from the date of receipt, which is expected to be no more than 30 days after the capital call is made, until these funds are used to purchase securities for the Fund or to pay expenses. Cash in the Pledged Account may be invested in U.S. Treasury Bills, U.S. Treasury Notes and/or U.S. Treasury Bonds or shares of money market mutual funds invested primarily in U.S. Treasury securities, including any such mutual fund managed by Financial Intermediary or any affiliate thereof.








                    EXHIBIT "A" TO FINANCING STATEMENT NAMING
            CAHILL, WARNOCK STRATEGIC PARTNERS FUND, L.P., AS DEBTOR,
                 AND WILMINGTON TRUST COMPANY, AS SECURED PARTY


     All of Debtor's right, title and interest in and against an agency/custody account in the name of Debtor with Wilmington Trust Company, as bailee and financial intermediary ("WTC"), and further identified by WTC as WTC Account Number 36054-1 (the "Pledged Account"); any and all now owned or hereafter acquired securities which are included now or at any time hereafter in the Pledged Account, as defined in the Pledge and Security Agreement dated as of February 5, 1997 (the "Pledge and Security Agreement"), by and among the Debtor, Wilmington Trust Company, as Secured Party, and WTC; any and all instruments, cash, general intangibles or other property of any kind whatsoever now or hereafter held in the Pledged Account, including, without limitation, all interest, dividends and income of any kind now or hereafter derived from any property in the Pledged Account; and any and all proceeds (as defined in Section 9-306 of the Uniform Commercial Code as in effect in the State of Delaware) of all the foregoing (all of the foregoing being hereinafter referred to as the "Collateral"). Interested parties may contact Wilmington Trust Company during normal business hours to view specific records describing the Collateral, including a copy of the Pledge and Security Agreement.